UNISYS CORPORATION
                                   ("Company")

                                 Debt Securities

                                 TERMS AGREEMENT
                                                             March 12, 2003

Unisys Corporation
Unisys Way
Blue Bell, Pennsylvania  19424
Attention:  Vice President and Treasurer

Dear Sirs:

On behalf of the several Underwriters named in Schedule A hereto and for their respective accounts, we offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement Basic Provisions filed as an exhibit to the Company's registration statement on Form S-3 (No. 333-85650) and Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (No. 333-51885) (the "Underwriting Agreement"), the following securities ("Securities") to be issued under an indenture, dated March 1, 2003, between the Company and HSBC Bank USA, as Trustee, on the following terms:

Title:  6 7/8% Senior Notes Due 2010

Principal Amount:  $300,000,000

Interest: 6 7/8% per annum, payable semiannually on March 15 and September 15, commencing September 15, 2003, to holders of record on the preceding March 1 or September 1, as the case may be

Maturity:  March 15, 2010

Optional Redemption: None

Sinking Fund:   None

Delayed Delivery contracts:  None

Purchase Price: 97.819% of principal amount, plus accrued interest, if any, from March 17, 2003.

Expected Reoffering Price: 99.319% of principal amount, plus accrued interest, if any, from March 17, 2003, subject to change by the undersigned.

Closing Date: 10 a.m. on March 17, 2003, at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017

Settlement:  Federal (same-day) funds.

Names and Addresses of Representatives:

Salomon Smith Barney Inc.
388 Greenwich Street, 36th Floor
New York, New York  10013

Banc of America Securities LLC
9 West 57th Street
New York, New York  10019


The respective principal amounts of the Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

It is understood that we may, with your consent, amend this offer to add additional Underwriters and reduce the aggregate principal amount to be purchased by the Underwriters listed in Schedule A hereto by the aggregate principal amount to be purchased by such additional Underwriters.

The provisions of the Underwriting Agreement are incorporated herein by reference.

The Securities will be made available for checking and packaging at the office of Simpson Thacher & Bartlett at least 24 hours prior to the Closing Date.


Please signify your acceptance of our offer by signing the enclosed response in the space provided and returning it to us.

Very truly yours,

SALOMON SMITH BARNEY INC.
BANC OF AMERICA SECURITIES LLC


On behalf of themselves and as
Representatives of the Several
Underwriters

By:  SALOMON SMITH BARNEY INC.


By:    David D. Goldstein
       ------------------
Name:  David D. Goldstein
Title: Director



By:  BANC OF AMERICA SECURITIES LLC


By:    Douglas W. McCurdy
       ------------------
Name:  Douglas W. McCurdy
Title: Vice President

                                      SCHEDULE A
                                                                Principal
Underwriter                                                      Amount
-----------                                                   --------------
Salomon Smith Barney Inc. .................................   $ 90,000,000
Banc of America Securities LLC.............................     90,000,000
Bear, Stearns & Co. Inc....................................     30,000,000
Deutsche Bank Securities Inc...............................     30,000,000
Wachovia Securities, Inc...................................     30,000,000
BNP Paribas Securities Corp................................      7,500,000
HSBC Securities (USA) Inc..................................      7,500,000
PNC Capital Markets, Inc...................................      7,500,000
The Royal Bank of Scotland plc.............................      7,500,000
                                                              --------------
 Total                                                         $300,000,000
                                                              ==============

To:     Salomon Smith Barney Inc. and
        Banc of America Securities LLC
         as Representatives of the Several Underwriters,



We accept the offer contained in your letter, dated March 12, 2003, relating to $300,000,000 principal amount of our 6.875% Senior Notes Due 2010. We also confirm that, to the best of our knowledge after reasonable investigation, the representations and warranties of the undersigned in the Underwriting Agreement filed as an exhibit to the undersigned's registration statement on Form S-3 (No. 333-85650) and Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (No. 333-51885) (the "Underwriting Agreement") are true and correct, no stop order suspending the effectiveness of the Registration Statement (as defined in the Underwriting Agreement) or of any part thereof has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the undersigned, are contemplated by the Securities and Exchange Commission and, subsequent to the respective dates of the most recent financial statements in the Prospectus (as defined in the Underwriting Agreement), there has been (or in the case of a form of prospectus filed pursuant to Rule 424(b)(1) or (4) there will be, as of the date of such prospectus) no material adverse change in the financial position or results of operations of the undersigned and its subsidiaries except as set forth in or contemplated by the Prospectus.


Very truly yours,


UNISYS CORPORATION


By:    Scott A. Battersby
       ------------------
Name:  Scott A. Battersby
Title: Vice President and Treasurer